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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-42316) and related joint proxy statement/prospectus of Media Metrix, Inc. for the registration of 19,046,596 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, except for the last three paragraphs of Note 15, as to which the date is March 8, 2000, with respect to the consolidated financial statements and schedule of Media Metrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP

New York, New York

August 10, 2000